EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective as of August 1, 2006, by and between Duckwall-ALCO Stores, Inc., a Kansas corporation (the “Company”), and Bruce C. Dale, an individual ("Dale").

W I T N E S S E T H:

WHEREAS, the Company entered into an Employment Agreement with Dale on August 2, 2005, which Employment Agreement was effective as of March 28, 2005 (the "Original Agreement") pursuant to which the Company retained Dale as the President and Chief Executive Officer of the Company and Dale accepted such retention;

WHEREAS, the Company and Dale entered into the First Amendment to Employment Agreement on August 23, 2005 (the "First Amendment"); and

WHEREAS, the Company and Dale desires to amend and restate the terms of the Original Agreement as amended by the First Amendment in accordance with the terms of this Agreement;

NOW, THEREFORE, the Company and Dale, each intending to be legally bound, hereby mutually covenant and agree as follows:

SECTION 1.

DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below:

1.1	“Base Salary” shall mean the amount set forth in Section 3.1.
1.2	“Board” shall mean the Board of Directors of the Company.

1.3        “Cause” shall mean (i) Dale’s material violation of any of Sections 2.3, 4.1, 4.2 or 4.3 of this Agreement; (ii) Dale engaging in conduct which is fraudulent or illegal with respect to the Company or any of its subsidiaries; (iii) Dale's gross negligence in the performance or nonperformance of his duties or responsibilities hereunder; (iv) Dale’s engagement in misconduct which is materially injurious or materially damaging to the Company or any of its subsidiaries or the reputation of the Company or any of its subsidiaries; (v) Dale’s conviction of, or plea of nolo contendere to, a felony; (vi) failure to cooperate with regulatory or legal proceedings; or (vii) material breach of Company policy.

1.4	“Common Stock” shall mean the common stock of the Company.
1.5	“Competitor” shall have the meaning set forth in Section 4.2.
1.6	“Confidential Information” shall have the meaning set forth in Section 4.3.

1.7        “Change of Control” shall mean a change in control of a nature as set forth in the Duckwall-ALCO Stores, Inc. Incentives Stock Option Plan of 2003, or as may be amended (“ISO Plan”).

1.8        “Disability” shall mean Dale’s permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

1.9        “Earned Obligations” shall mean, as of the date of Termination of Employment, the sum of (A) Dale’s aggregate Base Salary through such date to the extent not theretofore paid, plus (B) all vacation pay, expense reimbursements and other cash entitlements earned by Dale hereunder as of such date to the extent not theretofore paid.

1.10      “Good Reason” means assignment of Dale to duties and responsibilities that are substantially inconsistent with the scope of the duties and responsibilities of a President and Chief Executive Officer.

1.11      “Person” shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, other entity or governmental or other agency or political subdivision thereof.

1.12      “Term” shall mean the period beginning on effective the date of this Agreement set forth above and ending as provided in Section 2.2.

1.13      “Termination of Employment” shall mean (i) Dale’s death or Disability, (ii) termination by the Company of Dale’s employment for Cause, without Cause or Good Reason, (iii) resignation by Dale from the employ of the Company, (iv) retirement of Dale or (v) expiration of the Term.

SECTION 2.

EMPLOYMENT AND TERM

2.1        Employment. The Company hereby offers to continue to employ Dale as the President and Chief Executive Officer of the Company and each of its subsidiaries, and Dale hereby accepts such employment, for the Term.

2.2        Term. The Term shall commence on the effective date hereof as set forth above and end on March 31, 2012.

2.3        Duties. Dale shall have all powers, duties and responsibilities commensurate with his position as set forth in Section 2.1 hereof or as may be assigned by the Board from time to time (provided any such powers, duties and responsibilities assigned by the Board are commensurate with such position). Dale shall devote substantially all of his business time,

2

attention and energies to the performance of his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict Dale from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, provided that none of such activities interferes with the performance of his duties and responsibilities hereunder or conflicts or competes with the interests of the Company or its subsidiaries. Dale shall not serve on the Board of Directors or similar governing body of any for-profit Person without the consent of the Board, which consents will not be unreasonably withheld.

SECTION 3.

COMPENSATION AND BENEFITS

3.1        Base Salary. For services performed by Dale for the Company and its subsidiaries pursuant to this Agreement, the Company shall pay Dale the following Base Salary, each payable in accordance with the Company’s regular payroll practices:

(1)         For the period August 1, 2006 through March 31, 2007, a prorated annual salary of Three Hundred Sixty-Five Thousand Dollars ($365,000);

(2)        For the period commencing April 1, 2008 for the balance of the Term, Dale's Base Salary for each year commencing April 1 shall be increased by Twenty-Five Thousand Dollars provided that Dale meets or exceeds the Goals (defined hereinafter) for each preceding fiscal year of the Company.

3.2        Bonus. The Company shall have a bonus plan for Dale as follows: If the Company has a Return on Equity (defined hereinafter) of at least seven point one five percent (7.15%) after the completion of fiscal year 2007, (and such percentage as set forth by the Board for future fiscal years), Dale will receive a bonus equal to seventy-five percent (75%) of his Base Salary, all paid within 30 days after determination. Return on Equity is defined for any completed fiscal year as (Earnings from continuing operation before discontinued operations excluding cumulative change in accounting and one-time termination benefits recognized in accordance with FAS 146) divided by (stockholders’ equity beginning of year plus stockholders’ equity end of year divided by two). The Board, at its sole discretion may pay, or not pay any other bonus as it determines. Dale agrees to reimburse the Company and/or have the Company offset any payments due to Dale to the extent that any bonuses are paid on financial information which is later determined to be materially overstated and results in any financial restatement, which would have lessened the amount paid to Dale. The Return on Equity percentage as stated above (including any modifications set by the Board for any future fiscal years) and any other financial performance goals mutually agreed upon between the Board and Dale shall collectively be referred to herein as the "Goals".

3.3        Other Benefits. In addition to the Base Salary and participation in the Company’s bonus plans as set forth above, Dale shall also be entitled to the following:

(1)        Participation in Benefit Plans. Dale shall be entitled to participate in the executive-level benefit arrangements maintained by the Company for their executives generally

3

or as modified herein, including but not limited to health and disability insurance. Dale shall also be entitled to participate in all other welfare and benefit plans maintained by the Company and/or its subsidiaries for their respective employees generally. To the extent that an employee is generally required to pay any portion of the cost of any health, medical or disability insurance premiums, the Company shall hereby pay the full costs of these premiums for Dale.

(2)        Vacation. Dale shall be entitled to four (4) weeks of paid vacation during a calendar year and shall have paid holidays consistent with the Company’s practices. Any unused vacation shall not carry over and Dale will not receive additional compensation for same.

(3)        Options. The Board may grant Dale stock options in Company shares as the Board may in its sole discretion determine.

(4)        Term Life Insurance. During the Term, the Company shall purchase for Dale and the beneficiary which he chooses, term life insurance in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Policy"). Dale shall be responsible for any income tax liability resulting from the Company's purchase of the Policy. The Policy may be transferable to Dale if Dale ceases to be employed by the Company, provided Dale maintains the payment of premiums after leaving the Company and Dale continues to be eligible under the terms and conditions of the Policy.

SECTION 4.

COVENANTS

4.1        Non-Interference. For a period commencing on the effective date of this Agreement and ending on the second anniversary of the Termination of Employment of Dale, Dale agrees to refrain from, directly, indirectly or as an agent on behalf of or in conjunction with any Person, (i) soliciting or encouraging any employee of the Company or its subsidiaries who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Information (as defined below), to leave the employment of the Company or its subsidiaries or (ii) soliciting any customer of the Company or any of its subsidiaries on behalf of any Competitor.

4.2        Noncompetition. For a period commencing on the effective date of this Agreement and ending on the second anniversary of the Termination of Employment of Dale, Dale will not, either directly or indirectly, own, manage, operate, join or control or participate (or service as a consultant or in a similar position) in the ownership, management, operation or control of, any business, entity, firm, partnership, corporation or other Person, whether private, governmental or quasi-governmental (“Competitor”), other than the Company and its subsidiaries, which is engaged, directly or indirectly, in any state where the Company has a retail establishment, including (i) the business of the development, design, production, supply, sale or distribution of small variety or discount retail stores or (ii) any other business engaged in or being developed by the Company or its subsidiaries in which Dale has played a material role in the acquisition, development or management of such business; provided, however, that Dale will not be deemed to engage in any of the businesses of any publicly traded corporation solely by reason of his ownership of less than 2% of the outstanding stock of such Person or by serving as

4

a director on the board of directors of a customer or supplier of the Company at the request of the Board.

4.3	Nondisclosure of Confidential Information.

(1)        Confidential Information. In the performance of his duties, Dale has previously had, and may be expected in the future to have, access to Company proprietary information, technical data, trade secrets of know-how, including, but not limited to, research, product plans, products, methods, strategies, services, customer lists, prospective customer lists, customer records, telephone lists and all other information with respect to customers (including, but not limited to, customers of the Company on whom he called or with whom he became acquainted during the term of his employment), documents, notes, working papers, records, systems, contracts, agreements, market data and related information, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware configuration information, marketing plans, finances, pricing and credit documents and policies, service development techniques or plans, business acquisition plans, new personnel acquisition plans or other business information presently owned or at any time hereafter developed by the Company or its subsidiaries, agents or consultants or used presently or at any time hereafter developed by the Company or its subsidiaries, agents or consultants or used presently or at any time hereafter in the course of the business of the Company and its subsidiaries, that are not otherwise part of the public domain (collectively, the “Confidential Information”). All such Confidential Information is considered secret and has been and/or will be disclosed to Dale in confidence, and Dale acknowledges that, as a consequence of his employment and position with the Company and its subsidiaries, Dale will have access to and become acquainted with Confidential Information. Except in the performance of his duties to the Company or its subsidiaries, Dale shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Confidential Information, which Dale has prepared, used or encountered or shall in the future prepare, use or encounter, shall be and remain the Company’s sole and exclusive property and shall be included in the Confidential Information. Upon termination of this Agreement, or whenever requested by the Company, Dale shall promptly deliver to the Company any and all of the Confidential Information and copies thereof, not previously delivered to the Company or its subsidiaries, that may be in the possession or under the control of Dale. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between or among Dale and the Company (and/or any of its subsidiaries), (ii) such Confidential Information which has become publicly known and made generally available through no wrongful act of Dale or of others who were under confidentiality obligations as to the item or items involved, (iii) Dale’s general skills and education, and know-how of broad application known to Dale or independently developed by Dale prior to Dale’s employment by the Company or (iv) Dale is required to disclose Confidential Information by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, provided, that Dale shall, prior to any such disclosure, immediately notify the Company of such requirement

5

and provided further, that the Company shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

(2)        Third Party Information. In the performance of his duties, Dale has previously had, and may be expected in the future to have, access to confidential or proprietary information with respect to third parties which is subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes (the “Third Party Information”). Except in the performance of his duties to the Company or its subsidiaries, Dale shall not, during the Term and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Third Party Information.

4.4	Enforcement.

(1)        Dale acknowledges that violation of any of the covenants and agreements set forth in this SECTION 4 would cause the Company or any of its subsidiaries irreparable damage for which the Company or any of its subsidiaries cannot be reasonably compensated in damages in an action at law, and therefore in the event of any breach by Dale of this SECTION 4, the Company or its subsidiaries shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). Dale agrees to pay all of the Company’s court costs and attorneys’ fees incurred in enforcing its rights under this SECTION 4 and all other obligations of Dale under this Agreement. This provision shall not, however, be construed as a waiver of any of the rights which the Company or its subsidiaries may have for damages under this Agreement or otherwise, and all of the Company’s and its subsidiaries’ rights and remedies shall be unrestricted. This SECTION 4 shall survive termination of this Agreement or Termination of Employment for any reason whatsoever.

(2)        If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement, but rather the Agreement shall be reformed and construed, insofar as the laws of the state or jurisdiction are concerned, as not containing the provision or provisions, but only to the extent that they are contravening or are invalid under the laws of the state or jurisdiction, and the rights and obligations created hereby shall be reformed and construed and enforced accordingly. In particular, if any of the covenants or agreements set forth in SECTION 4, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, or otherwise, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or the areas of such provision or otherwise limit any such provision, and, in its reduced form, such provision shall then be enforceable. The parties intend that each covenant set forth in this SECTION 4 shall be deemed to be a series of separate covenants, one for each and every county and political subdivision to which it is applicable.

(3)        Dale understands that the provisions of this SECTION 4 may limit his ability to earn a livelihood in a business similar to the business of the Company and its

6

subsidiaries but nevertheless agrees and hereby acknowledges that such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company and its subsidiaries and the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided hereunder, is sufficient to compensate Dale for the restrictions contained in this SECTION 4. In consideration of the foregoing and in light of Dale’s education, skills and abilities, Dale agrees that he will not assert, and it should not be considered, that any provisions of this SECTION 4 prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

(4)        Each of the covenants of this SECTION 4 is given by Dale as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and accept the obligations hereunder.

SECTION 5.

TERMINATIONS

5.1        Termination of Agreement. At the Termination of Employment, Sections 4.3, 4.4 and 5.3 will survive, and Sections 4.1 and 4.2 will survive only to the extent set forth in this SECTION 5.

5.2        Procedures Applicable to Termination of Employment. Dale may resign upon notice to the Board. Dale must, however, give at least thirty (30) days advance notice of his resignation. The Board may notify Dale that his employment is terminated, with or without Cause, or for Disability and in such case the date of Termination of Employment will be the date such notice is given.

5.3	Obligations of the Company and Dale Upon Termination of Employment.
	(1)	Termination In the Event of Death or Disability.

(A)       In the event of Dale’s death or Disability, the Company shall pay to Dale or Dale’s heirs, estate or legal representatives, as the case may be, the following:

(i)         all Earned Obligations in a lump sum within thirty (30) days after the date of Termination of Employment; and

(ii)         any benefits earned by Dale as of the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

(B)        In the event of Termination of Employment as a result of Dale’s Disability, the Company shall keep in force existing health and dental benefits for Dale and his dependents for a period of twelve (12) months from the date of Termination of Employment on the basis in effect at the time of such Termination of Employment.

7

(C)       In the event of Termination of Employment as a result of Dale’s Disability, Dale agrees that the covenants made by Dale set forth in Sections 4.1 and 4.2 of this Agreement will remain in effect for the period specified therein.

(2)	Termination Without Cause or for Good Reason.

(A)       In the event that the Company terminates Dale’s employment without Cause or Dale terminates his employment for Good Reason (but excluding Termination of Employment by reason of Dale’s death, disability, or a Change in Control), the Company shall pay to Dale the following:

(i)         all Earned Obligations in a lump sum within thirty (30) days after the date of Termination of Employment;

(ii)         any benefits earned by Dale as of the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements;

(iii)        the Company shall pay Dale, subject to applicable withholding, each year of Base Salary paid in accordance with the Company’s regular payroll practices through the end of the Term; and

(iv)        the Company shall continue all benefits coverage of Dale and his dependents provided under the Company’s benefit plans or policies (or under other benefit plans or policies that provide substantially equivalent coverage) for the unexpired portion of the Term as set forth herein.

(B)        If Dale obtains other employment that would cause Dale to violate Section 4.2 were it then in effect during the period the Company remains obligated to compensate Dale as set forth in this Section 5.3(2), Dale shall promptly notify the Company thereof and of the aggregate gross compensation payable to Dale in respect of such other employment, and the Company shall have the right to deduct, dollar for dollar, from the amount payable by the Company to Dale the gross aggregate amount of compensation Dale received from such other employment.

(C)       Dale agrees that the covenants made by Dale set forth in Sections 4.1 and 4.2 of this Agreement will remain in effect only until such time as Dale is terminated pursuant to this Section 5.3(2).

(3)	Termination in the Event of a Change of Control.

(A)       In the event that the Company terminates Dale because of a Change in Control, the Company shall pay to Dale the following:

8

(i)         all Earned Obligations in a lump sum within thirty (30) days after the date of Termination of Employment;

(ii)         any benefits earned by Dale as of the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements;

(iii)        the Company shall pay Dale, subject to applicable withholding, one year of Base Salary paid in accordance with the Company’s regular payroll practices through the one year anniversary of Dale's Termination of Employment because of a Change in Control; and

(iv)        the Company shall continue all benefits coverage of Dale and his dependents provided under the Company’s benefit plans or policies (or under other benefit plans or policies that provide substantially equivalent coverage) for a period of one year following the Termination of Employment based on a Change in Control.

(B)        If Dale obtains other employment that would cause Dale to violate Section 4.2 were it then in effect during the period the Company remains obligated to compensate Dale as set forth in this Section 5.3(3), Dale shall promptly notify the Company thereof and of the aggregate gross compensation payable to Dale in respect of such other employment, and the Company shall have the right to deduct, dollar for dollar, from the amount payable by the Company to Dale the gross aggregate amount of compensation Dale received from such other employment.

(C)       In the event of Termination of Employment as a result of a Change in Control, Dale agrees that the covenants made by Dale set forth in Sections 4.1 and 4.2 of this Agreement will remain in effect for the period specified therein.

(4)	Other Terminations.

(A)       In the event of Termination of Employment for any other reason (including a termination for Cause or resignation), the Company shall pay to Dale the following:

(i)         all Earned Obligations in a lump sum within thirty (30) days after the date of Termination of Employment; and

(ii)         any benefits earned by Dale as of the date of Termination of Employment under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

(B)        Dale agrees that the covenants made by Dale set forth in Sections 4.1 and 4.2 of this Agreement will remain in effect for the periods specified therein.

9

(5)        Exclusivity. The amounts payable to Dale pursuant to Sections 5.3(1), 5.3(2), 5.3(3), and 5.3(4), as the case may be, shall be Dale’s sole remedy in the event of the Termination of Employment of Dale, and Dale waives any and all rights to pursue any other remedy at law or in equity; provided, however, that this shall not constitute a waiver of any rights provided under any federal, state or local laws or regulations relating to discrimination in employment and provided, further, that nothing in this Section 5.3(5) or elsewhere in this Agreement is intended to limit Dale’s rights under any Company plans or applicable law which by their terms survive the applicable Termination of Employment.

SECTION 6.

DALE REPRESENTATIONS

6.1        Dale represents that he is free to enter into this Agreement and that Dale has no outstanding agreements which would prohibit him from the execution of this Agreement and carrying out the responsibilities delegated herein.

SECTION 7.

MISCELLANEOUS

7.1        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Dale and the successors and assigns of the Company. This Agreement shall be binding upon any successor of the Company in accordance with the operation of law, and such successor shall be deemed to be the “Company” for purposes of this Agreement.

7.2        Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

(1)	If to the Board or the Company, to:

Board of Directors of Duckwall-ALCO Stores, Inc.

c/o Stranger Valley

P.O. Box 860435

Shawnee, KS 66286

Attention: Warren H. Gfeller, Chairperson

Telecopy: 913-441-8056

(2)	If to Dale, to:

10

Bruce C. Dale

Duckwall-ALCO Stores, Inc.

401 Cottage Street

Abilene, KS 67410-0219

Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

7.3        Tax Withholding. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law (other than the employer’s portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Dale under this Agreement or otherwise. The Company may, at its option: (i) withhold such taxes from any cash payments owing from the Company to Dale or (ii) make other satisfactory arrangements with Dale to satisfy such withholding obligations.

7.4        No Assignment; No Third-Party Beneficiaries. Except as otherwise expressly provided in Section 7.1 herein, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. No Person shall be, or deemed to be, a third-party beneficiary of this Agreement.

7.5        Execution in Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

7.6        Governing Law; Jurisdiction. The validity of this Agreement and the interpretation and performance of all its terms shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to the choice of law rules thereof. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court sitting in the District of Kansas in the event any dispute that the parties fail to resolve arises out of this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement in any court other than courts set forth above. In any such proceeding, the parties agree to accept service of process by mail at the addresses herein provided for notice.

7.7        Headings. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

11

DUCKWALL-ALCO STORES, INC.

By: /s/ Charles Bogan
Its: Vice President

/s/ Bruce C. Dale
BRUCE C. DALE

12